EXHIBIT 32

Certification of Chief Executive Officer and Chief Financial Officer of First Northwest Bancorp

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and in connection with this Quarterly Report on Form 10-Q, for the quarter ended March 31, 2025, that:

1.	the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Matthew P. Deines	/s/Phyllis R. Nomura
Matthew P. Deines President, Chief Executive Officer and Director (Principal Executive Officer)	Phyllis R. Nomura Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: May 12, 2025